Exhibit 99.1

FOR IMMEDIATE RELEASE

ELDORADO RESORTS, INC. COMMENCES CASH TENDER OFFERS FOR

OUTSTANDING NOTES OF WHOLLY-OWNED SUBSIDIARIES AND CONSENT SOLICITATIONS

Reno, Nev. (July 13, 2015) — Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado,” “ERI,” or “the Company”) announced today that it has commenced a cash tender offer and consent solicitation (the “Resorts Tender Offer”) for any and all of the $168.0 million in aggregate principal amount of outstanding 8.625% Senior Secured Notes due 2019 (the “Resorts Notes”) issued by its wholly-owned subsidiaries Eldorado Resorts LLC and Eldorado Capital Corp. In addition, the Company announced that it has commenced a cash tender offer and consent solicitation (the “MTR Tender Offer” and, together with the Resorts Tender Offer, the “Tender Offers”) for any and all of the $560.7 million in aggregate principal amount of outstanding 11.50% Senior Secured Second Lien Notes due 2019 (the “MTR Notes” and, together with the Resorts Notes, the “Notes”) issued by its wholly-owned subsidiary MTR Gaming Group, Inc.

The Tender Offers are scheduled to expire at 12:00 a.m., New York City time, on August 7, 2015, unless extended or earlier terminated by the Company.  Tendered notes may be withdrawn at any time on or prior to the earlier of (i) 5:00 p.m., New York City time, on July 22, 2015, unless extended or earlier terminated by the Company (the “Consent Date”) or (ii) the date and time the Company and the trustee execute the applicable supplemental indenture (the “Withdrawal Time”).  Other than as required by applicable law, tendered Notes may not be withdrawn after the applicable Withdrawal Time.  Holders tendering their Notes will be required to consent to certain proposed amendments to the indentures governing the Resorts Notes or MTR Notes, as applicable.

Holders who validly tender (and do not validly withdraw) their Resorts Notes on or prior to the Consent Date will receive total consideration of $1,047.92 per $1,000 principal amount of Resorts Notes, which includes a cash consent payment of $30.00 per $1,000 principal amount of Resorts Notes tendered (the “Resorts Consent Payment”).  Holders who validly tender their Resorts Notes after the Consent Date but prior to the Expiration Date will not be eligible to receive the Resorts Consent Payment, but will receive tender consideration of $1,017.92 per $1,000 principal amount of Resorts Notes tendered.  Holders who validly tender (and do not validly withdraw) their Resorts Notes also will be paid accrued and unpaid interest up to, but not including, the date of payment for such Resorts Notes (if such Resorts Notes are accepted for purchase).

Holders who validly tender (and do not validly withdraw) their MTR Notes on or prior to the Consent Date will receive total consideration of $1,066.39 per $1,000 principal amount of MTR Notes, which includes a cash consent payment of $30.00 per $1,000 principal amount of MTR Notes tendered (the “MTR Consent Payment”).  Holders who validly tender their MTR Notes after the Consent Date but prior to the Expiration Date will not be eligible to receive the MTR Consent Payment, but will receive tender consideration of $1,036.39 per $1,000 principal amount of MTR Notes tendered.  Holders who validly tender (and do not validly withdraw) their MTR Notes also will be paid accrued and unpaid interest up to, but not including, the date of payment for such MTR Notes (if such MTR Notes are accepted for purchase).

The obligation of the Company to accept for purchase, and to pay for, the Notes and consents validly tendered and not validly withdrawn pursuant to the Tender Offers is conditioned upon the satisfaction or waiver of certain conditions (including a financing condition) that are described in the Company’s Offer to Purchase and Consent Solicitation Statement dated July 13, 2015 (the “Offer to Purchase”).

The Company has engaged J.P. Morgan Securities LLC (“J.P. Morgan”) to act as dealer manager and solicitation agent in connection with the Tender Offers.  Questions regarding the Tender Offers may be directed to J.P. Morgan at (212) 270-1200 (collect), (800) 245-8812 (US toll-free).

The Company has engaged Ipreo LLC as information agent and depositary in connection with the Tender Offers. Questions regarding the Tender Offers may be directed to Ipreo LLC at (888) 593-9546 (toll free).

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consent with respect to any securities. The Tender Offers are being made solely pursuant to the Offer to Purchase and the related letter of transmittal and consent, which set forth the complete terms of the Tender Offers.

About Eldorado Resorts, Inc.

Eldorado Resorts, Inc. is a casino entertainment company that owns and operates six properties in five states, including the Eldorado Resort Casino and the Silver Legacy Resort Casino (a 50/50 joint venture with MGM Resorts International) in Reno, NV; the Eldorado Resort Casino in Shreveport, LA; Scioto Downs Racino in Columbus, OH; Mountaineer Casino Racetrack & Resort in Chester, WV; and Presque Isle Downs & Casino in Erie, PA.  For more information, please visit www.eldoradoresorts.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information.  When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements.  Forward-looking statements speak only as of the date they are made, and we assume no duty to update forward-looking statements.  Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized.  There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release.  Other factors beyond those listed below could also adversely affect us.  Such risks, uncertainties and other important factors include, but are not limited to: our ability to consummate the purchase of Circus Circus Reno and the 50% interest in Silver Legacy; our ability to obtain financing for the purchase of Circus Circus Reno and the 50% interest in Silver Legacy on terms that are acceptable to us, or at all; our ability to integrate the operations of Circus Circus Reno, the Silver Legacy and the MTR Gaming properties and realize the benefit of the purchase of such properties; our substantial indebtedness and significant financial commitments could adversely affect our results of operations and our ability to service such obligations; we may not be able to refinance our substantial outstanding indebtedness on terms that are satisfactory to us, or at all; restrictions and limitations in agreements governing our debt could significantly affect our ability to operate our business and our liquidity; our facilities operate in very competitive environments and we face increasing competition; our dependence on our Nevada, Louisiana, West Virginia, Pennsylvania and Ohio casinos for substantially all of our revenues and cash flows; our operations are particularly sensitive to reductions in discretionary consumer spending and are affected by changes in general economic and market conditions; our gaming operations are highly regulated by governmental authorities and the cost of complying or the impact of failing to comply with such regulations; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers and acquisitions, including the recent merger with MTR Gaming Group, Inc.; increases in gaming taxes and fees in jurisdictions in which we operate; risks relating to pending claims or future claims that may be brought against us; changes in interest rates and capital and credit markets; our ability to comply with certain covenants in our debt documents; the effect of disruptions to our information technology and other systems and infrastructure; construction factors relating to maintenance and expansion of operations; our ability to attract and retain customers; weather or road conditions limiting access to our properties; the effect of war, terrorist activity, natural disasters and other catastrophic events; and the intense competition to attract and retain management and key employees in the gaming industry.

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.  These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

Contact:
Thomas Reeg	Joseph N. Jaffoni, Richard Land
President	JCIR
Eldorado Resorts, Inc.	212/835-8500
775/328-0112	eri@jcir.com
investorrelations@eldoradoresorts.com

# # #